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                                  Exhibit 21
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                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT


     The following is a list of all subsidiaries of the Registrant.





       Name                                          Jurisdiction of
                                                            Incorporation
       ------------------------------------------------------------------
       SBI Capital Trust                             Delaware
       Stillwater National Bank & Trust Company      United States
       Stillwater National Building Corporation*     Oklahoma
       CRK Properties, Inc.*                         Oklahoma
       Stillwater Properties, Inc.*                  Oklahoma
       Cash Source, Inc.*                            Oklahoma
       BNS, Inc.**                                   Oklahoma




* Direct subsidiaries of Stillwater National Bank & Trust Company. ** Direct subsidiary of CRK Properties, Inc.